SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒                             Filed by party other than Registrant  ☐

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

SunAmerica Income Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maxim aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Dear Shareholder:

We have scheduled a Special Meeting of Shareholders (the “Meeting”) of the SunAmerica GNMA Fund (the “Fund”), at the offices of SunAmerica Asset Management, LLC (“SunAmerica”), located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311 at 10:30 a.m. (Eastern time), on Thursday, October 16, 2014. The Board of Trustees has sent you this Proxy Statement and additional material to ask for your vote on the proposal affecting the Fund.

Please take a few moments of your time and login to review the Proxy Statement and vote your shares. Your vote is extremely important no matter how many shares you own, and it is critical to conducting the formal business of the Meeting.

You will need your control number, found below, in order to login. Please vote your shares now so they can be counted at the Meeting. You can log on at www.proxyonline.com to vote and find all proxy materials for your reference.

TO VIEW THE PROXY STATEMENT AND VOTE YOUR SHARES CLICK HERE.

YOUR CONTROL NUMBER(S):

(Control Number Here)

Please feel free to call (888) 227-9349 should you have any questions concerning the proposal.

Your vote is important no matter how many shares you own.

Thank you in advance for your time and effort regarding this matter. As always, we appreciate your confidence in SunAmerica Mutual Funds and look forward to serving you for many years to come.